As filed with the U.S. Securities and Exchange Commission on September 5, 2025.

Registration No. 333-289769

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CCSC Technology International Holdings Limited
(Exact name of Registrant as specified in its charter)

Cayman Islands	3640	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301-03, 13/F Shatin Galleria, 18-24 Shan Mei Street
Fotan, Shatin, Hong Kong
00852-26870272
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Brian B. Margolis, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 703-919-7285

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Preliminary Prospectus	SUBJECT TO COMPLETION DATED September 5, 2025

Up to 14,000,000 Class A Ordinary Shares
Up to 28,000,000 Warrants
Up to 28,000,000 Class A Ordinary Shares underlying Warrants

CCSC Technology International Holdings Limited

We are offering in a best-efforts offering (i) up to 14,000,000 Class A ordinary shares, par value $0.0005 per share (“Class A Ordinary Shares”) and (ii) up to 28,000,000 warrants to purchase up to 28,000,000 Class A Ordinary Shares (“Warrants”), at an exercise price of $[●] per share (representing 120% of the assumed public offering price per Class A Ordinary Share to be sold in this offering). We are offering the Class A Ordinary Shares and Warrants at an assumed public offering price of $[●] per share and the accompanying warrants.

The public offering price per share is an assumed price only. The actual number of Class A Ordinary Shares and Warrants sold in the offering and actual public offering price will be determined at the time of pricing and may be at a discount to the current market price of our Class A Ordinary Shares or to the assumed price set forth above. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price. The assumed public offering price is used so that we can provide certain disclosures, which require a calculation based on the public offering price.

Our Class A Ordinary Shares and Warrants can only be purchased together in this offering but will be issued separately. Class A Ordinary Shares issuable from time to time upon exercise of the Warrants are also being offered by this prospectus. These securities are being sold in this offering to certain purchasers under a securities purchase agreement, dated [●], 2025, between the purchasers and us.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “CCTG.” On September 4, 2025, the closing trading price of our Class A Ordinary Shares, as reported on the Nasdaq Capital Market, was $1.102 per Class A Ordinary Share.  There is no established public trading market for the Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the warrants will be limited. In addition, we do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange, or any other trading system.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our Company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page 16 and “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the year ended March 31, 2025 (the “2025 Annual Report”) filed with the U.S. Securities and Exchange Commission (“SEC”) on July 17, 2025 for more information. We intend to complete one closing of this offering but may undertake one or more additional closings for the sale of the additional securities to the investors in the initial closing. We expect to hold an initial closing on [●], 2025, but the offering will be terminated by [●], 2025, provided that the closing(s) of the offering for all of the Class A Ordinary Shares have not occurred by such date, and may be extended by us. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus.

We have a dual class share structure with different voting rights consisting of Class A Ordinary Shares and Class B ordinary shares, par value $0.0005 (“Class B Ordinary Shares,” and together with Class A Ordinary Shares, the “Ordinary Shares”). As of the date of this prospectus, our authorized share capital is $250,000 divided into two classes of shares, including (i) 495,000,000 Class A Ordinary Shares of $0.0005 par value each, and (ii) 5,000,000 Class B Ordinary Shares of $0.0005 par value each. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights, except for voting, transfer, and conversion rights. Each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to fifty (50) votes and will be convertible into one Class A Ordinary Share. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances. As of the date of this prospectus, CCSC Investment Limited, a wholly owned company of Dr. Chi Sing Chiu, our director and chairman of the board of directors, is the sole shareholder of all issued and outstanding Class B Ordinary Shares. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. See “Prospectus Summary — Dual Class Restructuring” and “Description of Share Capital” in this prospectus for more information.

As of the date of this prospectus, our director and chairman of the board of directors, Dr. Chi Sing Chiu, beneficially owns approximately 98.72% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. However, even if we qualify as a “controlled company,” we do not intend to rely on the controlled company exemptions provided under the Nasdaq listing rules. For more information about risks relating to “controlled company”, see “Prospectus Summary — Implications of Being a Controlled Company” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Class A Ordinary Shares — Since Dr. Chi Sing Chiu, the chairman of the board of directors of the Company, through his equity interest in the CCSC Investment Limited (as the largest shareholder of the Company), has the voting power of at least 50% of our Ordinary Shares, he has the ability to elect directors and approve matters requiring shareholder approval by way of resolution of members” in the 2025 Annual Report.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company,” “Risk Factors” in this prospectus, and “Item 3. Key Information — D. Risk Factors” in the 2025 Annual Report for more information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus and “Item 3. Key Information — D. Risk Factors” in our 2025 Annual Report for a discussion of information that should be considered in connection with an investment in our securities.

We are not a Chinese operating company, but rather a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through operating wholly-owned subsidiaries established in Hong Kong, mainland China, the Netherlands, and Serbia. As such, our corporate structure involves unique risks to investors. Investors of our Class A Ordinary Shares do not directly own any equity interests in our operating subsidiaries, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could intervene in or influence the operations of our operating subsidiaries, including disallowing our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which actions may result in a material change in our operations and impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” in the 2025 Annual Report.

We are subject to legal and operational risks associated with being based in and having significant portion of our operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and could cause the value of such securities to significantly decline or become worthless. The PRC government previously initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, and adopting new measures to extend the scope of cybersecurity reviews. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that, among other, an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration became effective on January 1, 2025. As confirmed by Jincheng Tongda and Neal Law Firm, or JT&N, our counsel as to PRC law, since we are not a critical information infrastructure operator under the relevant PRC laws, or an online platform operator that possesses over one million users’ personal information, and we do not engage in data processing activities that affect or may affect national security, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures or the Regulations on Network Data Security Administration. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented in the future and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Regulations on Network Data Security Administration. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over cybersecurity and data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business” in the 2025 Annual Report.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the newly revised Anti-Monopoly Law that was promulgated on June 24, 2022, and became effective on August 1, 2022, the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange, because neither the Company nor its PRC subsidiary engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and certain supporting guidelines, which came into effect on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three business days after submitting listing applications for initial public offerings. Further, such domestic companies, once listed, should report to the CSRC within three business days upon the completion of any follow-on offerings. We previously filed the required filing materials with the CSRC for our initial public offering and was notified by the CSRC in writing that we do not fall within the falling of the filing requirements under the Overseas Listing Trial Measures. JT&N, our counsel as to PRC law, has advised us that, as the CSRC has determined that we do not fall within the scope of the filing requirements under the Overseas Listing Trial Measures, we are not required to report to the CSRC for this offering or any future offerings. Further, based on the opinion of our PRC counsel, JT&N, we are not required to obtain permission or approvals from the competent Chinese authorities for the listing and trading of our Class A Ordinary Shares on U.S. exchanges. However, given the current PRC regulatory environment, it is uncertain whether we or our PRC subsidiary will be required to obtain approvals from, or complete filing procedures with, the PRC government to offer securities to foreign investors in the future, and whether we would be able to obtain such approvals. If we are unable to obtain such approvals if required in the future, or inadvertently conclude that such approvals are not required, then the value of our Class A Ordinary Shares may depreciate significantly or become worthless. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of the China Securities Regulatory Commission and other compliance procedures may be required in the future in connection with any of our future offerings, and, if required, we cannot predict whether we will be able to obtain such approval” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The CSRC’s Trial Measures and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future” in the 2025 Annual Report.

JT&N, our counsel as to PRC law, has advised us that, as of the date of this prospectus, we and our PRC subsidiary have received from the PRC authorities all requisite licenses, permissions, or approvals that are required and material for conducting our operations in China, such as business licenses, registration for stationary pollution source discharge, and import and export filings. However, it is uncertain whether we or our PRC subsidiary will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in non-compliance and material change in our operations, and the value of our Class A Ordinary Shares could depreciate significantly or become worthless.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business immediately following the date on which the dividend is paid. As of the date of this prospectus, (1) the Company transferred approximately nil, $5.15 million, and nil to a subsidiary, CCSC Interconnect Technology Limited, for the fiscal years ended March 31, 2025, 2024 and 2023, respectively, and no other cash transfers or transfers of other assets have occurred between the Company and its subsidiaries, and (2) the Company and its subsidiaries have not made any dividends or distributions to investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors.

A significant amount of our business is conducted in mainland China by our PRC subsidiary, CCSC Interconnect DG, the books and records of which are maintained in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, we may rely on dividend payments from the PRC subsidiary. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under the PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Current PRC regulations permit our PRC subsidiary to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Cash dividends, if any, on our Class A Ordinary Shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including, without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE, CCSC Interconnect DG, to CCSC Technology Group, in which case, we would be subject to the higher withholding tax rate of 10% on dividends received. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate if and when our PRC subsidiary plans to declare and pay dividends to our Hong Kong subsidiary, CCSC Technology Group.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the mainland China), except for the transfer of funds involving money laundering and criminal activities. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets” in the 2025 Annual Report.

The transfer of funds and assets among CCSC Cayman, its Hong Kong and PRC subsidiaries is subject to governmental control and restrictions. The competent PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of mainland China. In addition, the PRC Enterprise Income Tax Law (the “EIT Law”) and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by mainland China companies to enterprises that are not mainland China resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the enterprises that are not mainland China resident enterprises are tax residents.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the mainland China), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such funds or assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the competent government to the transfer of cash or assets.

Our Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (“HFCAA”) if the Public Company Accounting Oversight Board of the United States (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law as part of the Consolidated Appropriations Act, which amended the HFCAA by reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed the Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. Our former auditor, Marcum Asia CPAs LLP (“MarcumAsia”), which is a PCAOB registered public accounting firm headquartered in New York. On November 1, 2024, we appointed Enrome LLP (“Enrome”) as our independent registered public accounting firm. Enrome replaces MarcumAsia, which we dismissed on the same day. Our current and former auditors are all subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and have been inspected by the PCAOB on a regular basis. As such, as of the date of this prospectus, our offering is not affected by the HFCAA and related regulations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. There is a risk that our auditor cannot be inspected by the PCAOB in the future, and if the PCAOB determines that it cannot inspect or fully investigate our auditor for two consecutive years beginning in 2022, our securities will be prohibited from trading on a national exchange or over-the-counter under the HFCAA, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The HFCAA and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor” in the 2025 Annual Report.

	Per Share and Accompanying Warrant		Total (assuming maximum offering)
Public offering price(1)	$	[●]	$	[●]
Placement agent commissions(2)	$	[●]	$	[●]
Proceeds, before expenses, to us(3)	$	[●]	$	[●]

(1)	The public offering price is $[●] per Class A Ordinary Share.
(2)	We have agreed to pay Revere Securities LLC (the “placement agent”) commissions of 4.0% of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain expenses. For a description of compensation payable to the placement agent. See “Plan of Distribution.”
(3)	We estimate the total expenses of this offering payable by us, excluding the placement agent’s fees, will be approximately $[●].

We have engaged Revere Securities LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent has no obligation to purchase and are not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. Because there is no minimum offering amount required as a condition to closing in this offering the actual offering amount, the placement agent’s fee, and proceeds to us, if any, is not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent the fee set forth in the table above and to provide reimbursement of certain expenses and certain other compensation to the placement agent. See “Plan of Distribution” of this prospectus for more information regarding these arrangements.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.

Prospectus dated [*], 2025

i

About this Prospectus

Neither we nor the placement agent have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell the Class A Ordinary Shares and Warrants offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for the Class A Ordinary Shares and Warrants is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the placement agent have taken any action to permit this offering of the Class A Ordinary Shares and Warrants outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and Warrants, and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“ASEAN” are to the Association of Southeast Asian Nations, which is a regional intergovernmental organization comprising ten Southeast Asian countries, including Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, the Philippines, Singapore, Thailand, and Vietnam;

●	“BVI” are to the “British Virgin Islands”;

●	“CCSC Group” are to our direct wholly-owned subsidiary, CCSC Group Limited, an exempted company with limited liability incorporated under the laws of the BVI;

●	“CCSC Interconnect DG” are to CCSC Technology Group’s wholly-owned subsidiary, Dongguan CCSC Interconnect Electronic Technology Limited, a company organized under the laws of the PRC;

●	“CCSC Interconnect HK” are to CCSC Technology Group’s wholly-owned subsidiary, CCSC Interconnect Technology Limited, a limited liability company incorporated under the laws of Hong Kong;

●	“CCSC Interconnect NL” are to CCSC Technology Group’s wholly-owned subsidiary, CCSC Interconnect Technology Europe B.V., a private limited liability company organized under the laws of the Netherlands;

●	“CCSC Technology Group” are to CCSC Group’s direct wholly-owned subsidiary, CCSC Technology Group Limited, a limited liability company incorporated under the laws of Hong Kong;

●	“Class A Ordinary Shares” are to Class A ordinary shares of the Company, par value $0.0005 per share;

●	“Class B Ordinary Shares” are to Class B ordinary shares of the Company, par value $0.0005 per share;

●	“China” or the “PRC” are to the People’s Republic of China, including Taiwan, the special administrative regions of Hong Kong and Macau, and only in the context of describing mainland China rules, laws, regulations, regulatory authority, and any PRC entities or citizens/residents under such rules, laws and regulations and other legal or tax matters in this prospectus, excluding Hong Kong, Macau and Taiwan;

●	“Exchange Act” are to the Securities Exchange Act of 1934;

●	“EUR” are to the legal currency of the Eurozone;

●	“HK$” are to the legal currency of Hong Kong;

ii

●	“mainland China” are to the mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau;

●	“Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares, collectively;

●	“PRC subsidiary” and “WFOE” are to CCSC Interconnect DG;

●	“RMB” and Renminbi” are to the legal currency of China;

●	“RSD “ are to the legal currency of Serbia;

●	“SEC” are to the U.S. Securities Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“Serbia” are to the Republic of Serbia;

●	“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States; and

●	“we,” “us,” “the Company,” “our,” “our company”, or “CCSC Cayman” are to CCSC Technology International Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. Certain dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

This prospectus contains translations of certain RMB, EUR, HK$ and RSD amounts into U.S. dollars at specified rates. Unless otherwise stated, the following exchange rates are used in this prospectus:

	March 31,
US$ Exchange Rate	2025	2024	2023
At the end of the year – RMB	$1=RMB 7.2163	$1=RMB 7.2203	$1=RMB 6.8676
Average rate for the year – RMB	$1=RMB 7.2567	$1=RMB 7.1671	$1=RMB 6.8516

	March 31,
US$ Exchange Rate	2025	2024	2023
At the end of the year – EUR	$1=EUR 0.9310	$1=EUR 0.9267	$1=EUR 0.9198
Average rate for the year – EUR	$1=EUR 0.9263	$1=EUR 0.9218	$1=EUR 0.9603

	March 31,
US$ Exchange Rate	2025	2024	2023
At the end of the year – HK$	$1=HK$ 7.7930	$1=HK$ 7.8259	$1=HK$ 7.8499
Average rate for the year – HK$	$1=HK$ 7.7799	$1=HK$ 7.8246	$1=HK$ 7.8389

	March 31,
US$ Exchange Rate	2025	2024	2023
At the end of the year – RSD	$1=RSD 108.1800	*	*
Average rate for the year – RSD	$1=RSD 108.9620	*	*

●	There is no RSD transaction during the periods presented.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements incorporated by reference into this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our securities, discussed under “Risk Factors” of this prospectus and “Item 3. Key Information — D. Risk Factors” in our 2025 Annual Report before deciding whether to buy our securities.

Overview

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through operating direct wholly-owned subsidiaries established in Hong Kong, mainland China, the Netherlands, and Serbia. We engage primarily in the sale, design and manufacturing of interconnect products, including connectors, cables and wire harnesses. As of the date of this prospectus, we have a diversified global customer base located in more than 25 countries throughout Asia, Europe, the Americas, and Australia.

Interconnect products are essential components that form physical or logical connections between two electronic devices or networks. We specialize in customized interconnect products, including connectors, cables and harnesses that are used for a range of applications in a diversified set of industries, including industrial, automotive, robotics, medical equipment, computer, network and telecommunication, and consumer products.

We produce both original equipment manufacturer (“OEM”) and original design manufacturing (“ODM”) interconnect products for manufacturing companies that produce end products, as well as electronic manufacturing services (“EMS”) companies, that procure and assemble products on behalf of such companies. OEM products refer to products we manufacture based on design and specifications provided by customers, while ODM products refer to those products that we design, develop and manufacture based on the specifications provided by customers. For the fiscal years ended March 31, 2025, 2024 and 2023, almost all, or more than 99%, of our sales were attributed to manufacturing companies and EMSs, while the remaining sales were attributed to dealers who resell interconnect products. Many of our customers are global name-brand manufacturers, such as Linak, Danfoss, Bitzer, Maersk, Universal Robots, Philips, Osram, Flextronics, Harman and Vtech, with whom we have established long-term working relationships.

We work closely with our customers in developing products and providing solutions that meet their specific requirements for the end applications, and believe that our focus on customers’ needs has contributed to our steady growth in the last two decades. We strive to achieve high customer satisfaction by (1) providing value-added services such as our “design for manufacturing” analysis, through which we routinely analyze product design and specifications based on end application requirements to ensure final products achieve optimal results for customers, and (2) providing prompt and effective responses to customer inquiries and requests by utilizing our in-house management information system, which is designed to store, track and analyze data collected from various operational units, including sales, procurement, production, quality control, and engineering. Additionally, in order to better service our growing customer base in Europe, in 2016, we established our Netherlands subsidiary, CCSC Interconnect NL, which has since served as our European logistics and service hub.

We seek to deliver quality products at competitive prices through a vertically integrated production process. CCSC Interconnect DG, our PRC subsidiary, is our manufacturing and product development hub. CCSC Interconnect DG leases a facility in Dongguan, Guangdong Province, where more than 260 employees carry out design and development, engineering, manufacturing and assembly, and quality control of our products. While we strive to achieve efficiency and low costs by standardizing and optimizing certain processes across the production cycle, we understand the importance of maintaining the quality of our products. Our team of more than 25 quality assurance specialists strictly enforce our quality control protocols at every step of the production process.

Our product research and development capabilities have been a cornerstone of our success. Our engineering team that is responsible for product research and development currently has 20 employees, many of whom are experienced mechanical and electrical engineers. We hold the rights to 71 patents registered with the PRC intellectual property agency.

CCSC Interconnect DG has been certified as a High and New Technology Enterprise, or HNTE, since 2016 and, therefore, enjoys a preferred income tax rate of 15%. The HNTE accreditation may be renewed every three years, and, as of the date of this prospectus, we are in the process of renewing the HNTE accreditation for 2025 to 2027. In July 2023, CCSC Interconnect DG was selected by the Ministry of Industry and Information Technology of China as a “Specialized Refinement Differential Innovation Little Giant Enterprise”, a recognition given to small and medium-sized enterprises that specialize in niche sectors and boast strong innovative capability. We intend to continually invest in our engineering team and further enhance our research and development capabilities.

We are led by a management team with extensive experience in research and development, manufacturing and commercialization of interconnect products. We believe our management team is well positioned to lead us through the development and commercialization of new products, while maintaining and improving the market position of our existing products.

Our revenue was $17,631,489, $14,748,551, and $24,059,556 for the fiscal years ended March 31, 2025, 2024 and 2023, respectively. Our net loss was $1,410,465 and $1,295,163, and net income was $2,208,152, for the fiscal years ended March 31, 2025, 2024, and 2023, respectively.

Regulatory Developments on Overseas Listing

The Chinese government previously promulgated a series of statements and actions to regulate business operations in China with limited advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts with respect to anti-monopoly enforcement. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions”, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Moreover, the CAC promulgated the Cybersecurity Review Measure that became effective on February 15, 2022, which extends the scope of cybersecurity review to online platform operators engaging in data processing activities that affect or may affect national security, including listing in a foreign country, and require a mandatory clearance of cybersecurity review to be completed by online platform operators that possess personal information of more than 1 million users. See “Item 3. Key Information — D. Risks Relating to Doing Business in China — Recent greater oversight by the Cyberspace Administration of China (the “ CAC”) over cybersecurity and data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our proposed offering” in the 2025 Annual Report.

On August 8, 2006, six PRC governmental and regulatory agencies, including the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, that became effective on September 8, 2006, and was amended on June 22, 2009. The M&A Rules, among other things, require that offshore special purpose vehicles, or “SPVs”, that are controlled by mainland China companies or individuals and that have been formed for overseas listing purposes through acquisitions of mainland China domestic interests held by such companies or individuals, shall obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. JT&N, our PRC counsel, has advised us that we are not subject to the M&A Rules for the listing of our shares as our PRC subsidiary, CCSC Interconnect DG, was formed as a foreign-invested enterprise, and we are not controlled by mainland China companies or individuals. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of the China Securities Regulatory Commission and other compliance procedures may be required in the future in connection with any of our future offerings, and, if required, we cannot predict whether we will be able to obtain such approval” in the 2025 Annual Report.

In addition, on February 17, 2023, the CSRC promulgated the “Overseas Listing Trial Measures” and certain supporting guidelines, which became effective on March 31, 2023. Pursuant to the Overseas Listing Trial Measures, a PRC domestic company that seeks to offer or list securities overseas, by both direct and indirect means, shall submit the filing materials with the CSRC as required by the Overseas Listing Trial Measures within three (3) business days following its submission of an application for its initial public offering or listing to overseas securities authorities. Further, such PRC domestic company, once listed, is require to report to the CSRC within three (3) business day upon the completion of any follow-on offerings. If the PRC domestic company fails to complete the required filing procedures, conceals any material fact, or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. In compliance with the Overseas Listing Trial Measures, we submitted our filing materials to the CSRC on August 31, 2023 for our initial public offering. Upon examination of our filing materials, the CSRC informed us in writing on November 6, 2023 that we do not fall within the scope of the filing requirements and are thus not required to complete the filing procedures under the Overseas Listing Trial Measures at this time. JT&N, our PRC counsel, has advised us that, as the CSRC has determined that we do not fall within the scope of the filing requirements under the Overseas Listing Trial Measures, we are not required to report to the CSRC for this offering. Further, based on the opinion of our PRC counsel, JT&N, we are not required to obtain permission or approvals from any other competent Chinese authorities for the listing and trading of our Class A Ordinary Shares on U.S. exchanges. However, we cannot assure you that we will not become subject to the filing requirements in the future, if the CSRC issues any further guidelines that otherwise subjects us to them. See “Item 3. Key Information — D. Risks Relating to Doing Business in China — The CSRC’s Trial Measures and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future” in the 2025 Annual Report.

Based on the opinion of our PRC counsel, JT&N, we are not required by any currently effective PRC laws or regulations to obtain approval, permission, or clearance from any other PRC authorities to issue our securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Further, JT&N has advised us that, based on their understanding of the current PRC laws and regulations, as of the date of this prospectus, we and/or our PRC subsidiary (i) are not subject to the cybersecurity review by the CAC, as stipulated in the Cybersecurity Review Measure, since we are not deemed to be a critical information infrastructure operator or online platform operator possessing personal information of more than 1 million users; and (ii) are not subject to the CSRC approval in the context of this offering as required under M&A Rules, as we formed our PRC subsidiary, CCSC Interconnect DG, by way of equity investment rather than by a merger with or acquisition of a PRC company.

Since these laws and regulations are relatively new, it is uncertain how implementations and interpretations of such laws and regulations may be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our business operations, our ability to accept foreign investments or list on a U.S. exchange. There is also a possibility that we could have inadvertently concluded that we are not subject to such review or approval. Given the current PRC regulatory environment, we cannot assure you that we or our PRC subsidiary would be able to obtain clearance from the CAC if we are deemed to be subject to cybersecurity review in the future. Further, while the CSRC has determined that we do not fall within the scope of the filing requirements under the Overseas Listing Trial Measures at this time, we cannot assure you that we will not become subject to the filing requirements in the future, if the CSRC issues any further guidelines that otherwise subjects us to them. If we are unable to complete the filings with the CSRC or obtain its approval in the future, should it be required at a later date, or if we inadvertently conclude that such approval or clearance is not required, our ability to offer or continue to offer our Class A Ordinary Shares to investors could be significantly limited or completely hindered, and the value of our Class A Ordinary Shares may depreciate significantly or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — There are uncertainties regarding the enforcement of laws and rules and regulations in mainland China, which can change quickly with little advance notice, and there is a risk that the Chinese government may exert more oversight and control over offerings that are conducted overseas, which could materially and adversely affect our business and hinder our ability to offer our securities or continue our operations, and cause the value of our securities to significantly decline or become worthless” in the 2025 Annual Report.

Permissions from the PRC Authorities

As of the date of this prospectus, we and our PRC subsidiary have received from the PRC authorities all requisite licenses, permissions, or approvals that are required for conducting our operations in China, such as business licenses, registration for stationary pollution source discharge, and import and export filings. However, it is uncertain whether we or our PRC subsidiary will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. If (i) we do not receive or maintain such permissions or approvals, (ii) we inadvertently conclude that such permissions or approvals are not required, or (iii) applicable PRC laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may be subject to fines or other penalties, including suspension of business and revocation of prerequisite licenses, which could result in a material change in our operations, and may have a material adverse effect on our business, financial condition or results of operations, and the value of our Class A Ordinary Shares could depreciate significantly or become worthless. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which actions may result in a material change in our operations and impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” in the 2025 Annual Report.

Dual Class Restructuring

On September 10, 2024, at the 2024 annual general meeting of shareholders (the “AGM”) of the Company, the shareholders of the Company passed resolutions to:

(a)	increase the Company’s authorized share capital from US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each to US$250,000 divided into 500,000,000 ordinary shares of par value US$0.0005 each (the “Share Capital Increase”);

(b)	re-designate and re-classify the Company’s authorized share capital as follows (the “Share Capital Reorganization”):

(i)	495,000,000 issued and unissued ordinary shares of a par value of US$0.0005 each be re-designated and reclassified into Class A Ordinary Shares of a par value of US$0.0005 each, with the rights, preferences and privileges set out the in the second Memorandum and Articles of Association of the Company (“New M&A”);

(ii)	the remaining 5,000,000 ordinary shares of a par value of US$0.0005 held by CCSC Investment Limited be re-designated and reclassified into 5,000,000 Class B Ordinary Shares of a par value of US$0.0005 each, with the rights, preferences and privileges set out the in the New M&A; and

(c)	adopt the Memorandum and Articles of Association, immediately following the Share Capital Reorganization being effected, to reflect the Share Capital Increase, the Share Capital Reorganization, and the terms of the Class A Ordinary Shares and Class B Ordinary Shares.

As a result, immediately following the AGM, the Company’s authorized share capital was increased, re-designated and re-classified from US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each to US$250,000 divided into 495,000,000 Class A Ordinary Shares of par value US$0.0005 each and 5,000,000 Class B Ordinary Shares of par value US$0.0005 each.

The terms of the Class A Ordinary Shares and Class B Ordinary Shares are materially the same, except that (a) each holder of Class A Ordinary Shares shall, on a poll, be entitled to one vote for each Class A Ordinary Share he or she holds, and each holder of Class B Ordinary Shares shall, on a poll, be entitled to exercise fifty (50) votes for each Class B Ordinary Share he or she holds on any and all matters; and (b) each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into one fully paid and non-assessable Class A Ordinary Share. Upon any direct or indirect sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof or the direct or indirect transfer or assignment of the voting power attached to any Class B Ordinary Share through voting proxy or otherwise to any person or entity which is not (a) an affiliate of such holder; (b) another holder of Class B Ordinary Shares; or (c) an affiliate of such other holder, each such Class B Ordinary Share shall be automatically and immediately converted into one Class A Ordinary Share upon the effectiveness of such transfer such that the recipient receives one Class A Ordinary Share for every one Class B Ordinary Share attempted to be transferred. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Dividends, Distributions, and Transfers

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profits, if any, or share premium amounts, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business immediately following the date on which the dividend is paid. As of the date of this prospectus, (1) except for a cash transfer of $5.15 million from the Company to CCSC Interconnect Technology Limited, no other cash transfer or transfer of other assets have occurred among the Company and its subsidiaries, (2) no dividends or distributions have been made by a subsidiary to the Company, and (3) the Company has not made any dividends or distributions to U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future, or any funds will be transferred from one entity to another. As such, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors. Under our current corporate structure, we rely on dividend payments from our operating subsidiaries to fund any cash and financing requirements we may have, including providing the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. There are no laws or regulations that restrict us from providing funding to or receiving dividends from our Hong Kong or Netherlands subsidiaries; however, the transfer of funds to or from our PRC subsidiary is subject to PRC laws and regulations.

We are permitted under PRC laws and regulations to provide funding to our PRC subsidiary only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — PRC laws and regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our public offerings to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in the 2025 Annual Report. Our PRC subsidiary is permitted to pay dividends only out of its retained earnings and is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. Our PRC subsidiary is also required to further set aside a portion of its after-tax profits to fund an employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Furthermore, dividends paid by our PRC subsidiary to its parent company will be subject to a 10% withholding tax, which can be reduced to 5% if certain requirements are met. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business” in the 2025 Annual Report.

In addition, the PRC government imposes regulations on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. If the foreign exchange system of mainland China prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of mainland China and pay dividends in foreign currencies to our shareholders. There can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of mainland China and may adversely affect our business, results of operations and financial condition. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Governmental control and restriction on currency exchange may limit our ability to utilize our revenues effectively” in the 2025 Annual Report, and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets” in the 2025 Annual Report.

PCAOB’s Determinations on Public Accounting Firms Headquartered in mainland China and in Hong Kong

Our Class A Ordinary Shares may be delisted under the HFCAA and related regulations, if the PCAOB is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determinations”). On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement (the “SOP”) with the CSRC and the MOF, together with two protocol governing inspections and investigations (together, the “SOP Agreements”), to establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. Our former auditor, MarcumAsia, which is a PCAOB registered public accounting firm headquartered in New York. On November 1, 2024, we appointed Enrome as our independent registered public accounting firm. Enrome replaced MarcumAsia, which we dismissed on the same day. Our current and former auditors are all subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and have been inspected by the PCAOB on a regular basis. As such, as of the date of this prospectus, our offering is not affected by the HFCAA and related regulations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. However, there is a risk that our auditor cannot be inspected by the PCAOB in the future, and if the PCAOB determines that it cannot inspect or fully investigate our auditors for two consecutive years, our securities will be prohibited from trading on a national exchange or over-the-counter trading market, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The HFCAA and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor” in the 2025 Annual Report.

Summary of Risk Factors

An investment in our Class A Ordinary Shares is subject to a number of risks, including risks relating to our business and industry, risks relating to doing business in China, and risk relating to our Ordinary Shares in this offering. You should carefully consider all the information in this prospectus before making an investment in the Class A Ordinary Shares. The following list summarizes some, but not all, of these risks. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” beginning on page 1 of the 2025 Annual Report and in the section titled “Risk Factors” beginning on page 16 of this prospectus.

Risks Relating to Doing Business in China

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations. For details, see the risk factor on page 1 of the 2025 Annual Report;

●	There are uncertainties regarding the enforcement of laws and rules and regulations in mainland China, which can change quickly with little advance notice, and there is a risk that the Chinese government may exert more oversight and control over offerings that are conducted overseas, which could materially and adversely affect our business and hinder our ability to offer our securities or continue our operations, and cause the value of our securities to significantly decline or become worthless . For details, see the risk factor on page 2 of the 2025 Annual Report;

●	Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over cybersecurity and data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business. For details, see the risk factor on page 3 of the 2025 Annual Report;

●	The approval of the China Securities Regulatory Commission and other compliance procedures may be required in the future in connection with any of our future offerings, and, if required, we cannot predict whether we will be able to obtain such approval. For details, see the risk factor on page 3 of the 2025 Annual Report;

●	The CSRC’s Trial Measures and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future. For details, see the risk factor on page 4 of the 2025 Annual Report;

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which actions may result in a material change in our operations and impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. For details, see the risk factor on page 5 of the 2025 Annual Report;

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in mainland China against us or our management based on foreign laws, compared to doing so in your home country against a domestic defendant. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within mainland China. For details, see the risk factor on page 6 of the 2025 Annual Report;

●	The HFCAA and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor. For details, see the risk factor on page 6 of the 2025 Annual Report;

●	We may face disruption to our technology systems, if our technology systems or the proprietary information and/or data collected and stored by our PRC subsidiary via such systems, particularly billing and client information, were to be accessed or tampered with by unauthorized persons, and, in any such case, our reputation and relationships with our customers could be harmed and our business could be materially and adversely affected. For details, see the risk factor on page 8 of the 2025 Annual Report;

●	Increases in labor costs in the PRC may adversely affect our business and our profitability. For details, see the risk factor on page 9 of the 2025 Annual Report;

●	Our PRC subsidiary has not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject us to penalties. For details, see the risk factor on page 9 of the 2025 Annual Report;

●	PRC regulations relating to offshore investment activities by mainland China residents may subject our mainland China resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us. For details, see the risk factor on page 10 of the 2025 Annual Report;

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business. For details, see the risk factor on page 11 of the 2025 Annual Report;

●	PRC laws and regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our public offerings to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business. For details, see the risk factor on page 11 of the 2025 Annual Report;

●	Fluctuations in exchange rates between the RMB and other currencies could have a material and adverse effect on our results of operations and the value of your investment. For details, see the risk factor on page 12 of the 2025 Annual Report;

●	Governmental control and restriction on currency exchange may limit our ability to utilize our revenues effectively. For details, see the risk factor on page 13 of the 2025 Annual Report;

●	To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets. For details, see the risk factor on page 13 of the 2025 Annual Report;

●	There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of mainland China. For details, see the risk factor on page 14 of the 2025 Annual Report;

●	Under the EIT Law, we may be classified as a mainland China “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment. For details, see the risk factor on page 14 of the 2025 Annual Report;

●	We face uncertainty with respect to indirect transfers of equity interests in mainland China resident enterprises by their holding companies that are not mainland China resident enterprises. For details, see the risk factor on page 15 of the 2025 Annual Report;

●	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of CCSC Interconnect DG, and dividends payable by CCSC Interconnect DG to our offshore subsidiaries may not qualify to enjoy certain treaty benefits. For details, see the risk factor on page 16 of the 2025 Annual Report;

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in mainland China. For details, see the risk factor on page 17 of the 2025 Annual Report;

●	If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation. For details, see the risk factor on page 17 of the 2025 Annual Report; and

●	The disclosures in our reports and other filings with the SEC and our other public pronouncements may be subject to the scrutiny of any regulatory bodies in the PRC. For details, see the risk factor on page 17 of the 2025 Annual Report;

Risks Relating to Our Business

●	We operate in a highly competitive industry, and the scale and resources of some of our competitors may allow them to compete more effectively than we can, which could result in a loss of our market share and a decrease in our net revenues and profitability. For details, see the risk factor on page 18 of the 2025 Annual Report;

●	Escalating U.S.-China trade tensions and shifting international trade policies may increase our costs, disrupt supply chains, and adversely affect customer demand, thereby materially impacting our business, financial condition, and results of operations. For details, see the risk factor on page 18 of the 2025 Annual Report;

●	A disruption, termination or alteration of the supply of materials or components due to natural disasters, political and economic turmoil, or widespread disease or pandemics (such as the COVID-19 pandemic) could materially and adversely affect the sales of our products. For details, see the risk factor on page 18 of the 2025 Annual Report;

●	If we fail to acquire new customers or retain existing customers, especially our large customers, our business, financial condition and results of operations could be materially and adversely affected. For details, see the risk factor on page 19 of the 2025 Annual Report;

●	Increases in the price of raw materials could impact our ability to sustain and grow earnings. For details, see the risk factor on page 19 of the 2025 Annual Report;

●	We source our raw materials used for manufacturing from a limited number of suppliers. If we lose one or more of the suppliers, our operation may be disrupted, and our results of operations may be adversely and materially impacted. For details, see the risk factor on page 20 of the 2025 Annual Report;

●	The impact of currency value fluctuations could impact our reported financial performance and our ability to sustain and grow earnings. For details, see the risk factor on page 20 of the 2025 Annual Report;

●	We have limited sources of working capital and may need substantial additional financing. For details, see the risk factor on page 20 of the 2025 Annual Report;

●	We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations. For details, see the risk factor on page 21 of the 2025 Annual Report;

●	The Company is dependent on the end markets, including industrial, automotive, robotics, medical equipment, computer, network and telecommunication, and consumer products, for the demand of its interconnect products, and is susceptible to negative trends relating to those industries that could adversely affect the Company’s operating results. For details, see the risk factor on page 21 of the 2025 Annual Report;

●	Our success depends on our ability to protect our intellectual property. For details, see the risk factor on page 21 of the 2025 Annual Report;

●	The Company’s international operations subject the Company to additional business risks that may have a material adverse effect on the Company’s business, operating results and financial condition. For details, see the risk factor on page 22 of the 2025 Annual Report;

●	Our business is subject to complex and evolving foreign laws and regulations where we sell our products; these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations or declines in sales. For details, see the risk factor on page 22 of the 2025 Annual Report;

●	The Company’s business will suffer if the Company fails to develop and successfully introduce new and enhanced products that meet the changing needs of the Company’s customers. For details, see the risk factor on page 23 of the 2025 Annual Report;

Risks Relating to Our Class A Ordinary Shares

●	Since Dr. Chi Sing Chiu, the chairman of the board of directors of the Company, through his equity interest in the CCSC Investment Limited (as the largest shareholder of the Company), has the voting power of at least 50% of our Class A Ordinary Shares, he has the ability to elect directors and approve matters requiring shareholder approval by way of resolution of members. For details, see the risk factor on page 25 of the 2025 Annual Report;

●	If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected. For details, see the risk factor on page 25 of the 2025 Annual Report;

●	As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders. For details, see the risk factor on page 26 of the 2025 Annual Report;

●	As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were an U.S. issuer. For details, see the risk factor on page 26 of the 2025 Annual Report; and

●	We do not intend to pay dividends for the foreseeable future. For details, see the risk factor on page 27 of the 2025 Annual Report;

Risks Related to Our Capital Structure

●	Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial. For details, see the risk factor on page 31 of the 2025 Annual Report; and

●	Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares. For details, see the risk factor on page 31 of the 2025 Annual Report.

Risks Relating to This Offering

●	This is a best-efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans. For details, see the risk factor on page 16 of this prospectus;

●	The trading price of our Class A Ordinary Shares has been and is likely to continue to be highly volatile, and purchasers of our Class A Ordinary Shares could incur substantial losses. For details, see the risk factor on page 16 of this prospectus;

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price. For details, see the risk factor on page 16 of this prospectus;

●	There is no public market for the Warrants being offered in this offering. For details, see the risk factor on page 16 of this prospectus;

●	Holders of the Warrants will have no rights as holders of Class A Ordinary Shares until such warrants are exercised. For details, see the risk factor on page 17 of this prospectus;

●	The Warrants may not have any value. For details, see the risk factor on page 17 of this prospectus;

●	The Warrants in this offering are speculative in nature. For details, see the risk factor on page 17 of this prospectus;

●	Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party. For details, see the risk factor on page 17 of this prospectus;

●	You will experience immediate and substantial dilution in the net tangible book value per share of the Class A Ordinary Shares you purchase. For details, see the risk factor on page 17 of this prospectus; and

●	We may use the proceeds of this offering in ways with which you may not agree. For details, see the risk factor on page 17 of this prospectus.

Our Company

We are a Cayman Islands exempted company incorporated on October 19, 2021. Exempted companies are Cayman Island companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (As Revised).

The following chart illustrates our corporate structure as of the date of this prospectus.

Corporate Information

Our principal executive offices are located at 1301-03, 13/f Shatin Galleria, 18-24 Shan Mei St, Fotan, Shatin, Hong Kong, and our phone number is 00852-26870272. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the phone number of our registered office is +1 345 949 8066. Investors should submit any inquiries to the address and telephone number of our principal executive offices. We maintain a corporate website at http://www.ccsc-interconnect.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the “JOBS Act”. As long as we remain an emerging growth company, we may rely on exemptions from some of the reporting requirements applicable to public companies that are not emerging growth companies. In particular, as an emerging growth company, we:

●	may present only two (2) years of audited financial statements and only two (2) years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Pursuant to the home country rule exemption set forth under Nasdaq Listing Rule 5615, the Company has elected to follow the Company’s home country rules for exemption from the requirements as follows: (1) Nasdaq Listing Rule 5635, which requires a listed company to obtain shareholder approval for certain dilutive events, including: (i) issuances in connection with the acquisition of the stock or assets of another company if upon issuance the issued shares will equal to 20% or more of the number of shares or voting power outstanding prior to the issuance, or if certain specified persons have a 5% or greater interest in the assets or company to be acquired (Rule 5635(a); (ii) issuances or potential issuances that will result in a change of control (Rule 5635(b); (iii) issuances in connection with equity compensation arrangements (Rule 5635(c); and (iv) 20% or greater issuances in transactions other than public offerings, as defined in the Nasdaq rules (Rule 5635(d); and (2) Nasdaq Listing Rule 5640, which requires that the voting rights of existing shareholders of publicly traded common stock registered under Section 12 of the Securities Exchange Act of 1934 may not be disparately reduced or restricted through any corporate action or issuance. Other than those described above, there are no significant differences between the Company’s corporate governance practices and those followed by U.S. domestic companies under Nasdaq Capital Market corporate governance listing standards.

Implications of Being a Controlled Company

As of the date of this prospectus, our director and chairman of the Board, Dr. Chi Sing Chiu, beneficially owns approximately 98.72% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

THE OFFERING

Securities offered by us	Up to (i) 14,000,000 Class A Ordinary Shares, and (ii) Warrants to purchase up to 28,000,000 Class A Ordinary Shares. Each Class A Ordinary Share will be sold together with two Warrants.

Assumed public offering price	The Class A Ordinary Shares and Warrants are offered at an assumed public offering price of $[●] per share and accompanying warrants.

Best-efforts offering

We are offering the securities on a best-efforts basis. We have engaged Revere Securities LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities.

No minimum offering amount is required as a condition to closing this offering. We intend to complete one closing of this offering, but may undertake one or more additional closings for the sale of the additional securities. We expect to hold an initial closing of the offering on [●], 2025, but the offering will be terminated by [●], 2025, provided that closing of the offering for all of the securities have not occurred by such date, and may be extended by us.

We will deliver the securities being issued to the investors electronically, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus, if any.

Ordinary Shares Outstanding Immediately After This Offering(1)

Up to 20,581,250 Class A Ordinary Shares, excluding the 28,000,000 Class A Ordinary Shares underlying the Warrants, and 5,000,000 Class B Ordinary Shares. This is based upon 6,581,250 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

Up to 48,581,250 Class A Ordinary Shares, including the 28,000,000 Class A Ordinary Shares underlying the Warrants, and 5,000,000 Class B Ordinary Shares. This is based upon 6,581,250 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

Warrants	Each Class A Ordinary Share will be sold together with two Warrants. Each Warrant has an exercise price per share equal to 120% of the public offering price of the shares in this offering; the Warrant expires on the 5th anniversary of the initial exercise date. Because we will issue two Warrants for each Class A Ordinary Share sold in this offering, the number of Warrants sold in this offering will change as a result of a change in the number of Class A Ordinary Shares sold in this offering. This offering also relates to the Warrants sold in this offering, and the Class A Ordinary Shares issuable upon exercise of any Warrants sold in this offering.

(1)	The total number of Ordinary Shares that will be outstanding immediately after this offering (assuming the sale of all the Class A Ordinary Shares being offered in this offering) is based upon 20,581,250 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

Use of Proceeds

We estimate that we will receive net proceeds of approximately $[●] million from this offering, assuming the sales of all of the securities we are offering, after deducting estimated placement agent’s commissions and estimated offering expenses payable by us.

We intend to use (i) approximately 40% of the net proceeds for strengthening branding and marketing to escalate our position in the industry in Europe and ASEAN, (ii) approximately 35% of the net proceeds for strategic acquisitions and collaborations, and (iii) approximately 25% of the net proceeds for other general corporate purposes, including working capital, operating expenses, and capital expenditures. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16, and in the other documents incorporated by reference into this prospectus.

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “CCTG.” There is no established public trading market for the Warrants. We do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system and we do not expect a market to develop.

Transfer Agent	Transhare Corporation

Payment and Settlement	We expect that the delivery of the Class A Ordinary Shares and the accompanying Warrants for the initial closing against payment therefor will occur on or about [●], 2025.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors set forth in our 2025 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which augment the risk factors set forth in our 2025 Annual Report. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our operating results and financial condition and could result in a complete loss of your investment.

Risks Relating to This Offering

This is a best-efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent’s fees, and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to fund our business plan. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

The trading price of our Class A Ordinary Shares has been and is likely to continue to be highly volatile, and purchasers of our Class A Ordinary Shares could incur substantial losses.

Our stock price has been and will likely continue to be volatile for the foreseeable future. The stock market in general and the market for companies similarly situated like us in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their Class A Ordinary Shares at or above the price they paid.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Plan of Distribution” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

Holders of the Warrants will have no rights as holders of Class A Ordinary Shares until such warrants are exercised.

Until you acquire Class A Ordinary Shares upon exercise of your Warrants, you will have no rights with respect to the Class A Ordinary Shares issuable upon exercise of your Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the exercise date.

The Warrants may not have any value.

Each Warrant has an exercise price per share equal to 120% of the public offering price of our Class A Ordinary Shares in this offering and expires on the 5th anniversary of its initial exercise date. In the event the market price per our Class A Ordinary Shares does not exceed the exercise price of the Warrants during the period when the warrants are exercisable, the Warrants may not have any value.

The Warrants in this offering are speculative in nature.

The Warrants in this offering do not confer any rights of Class A Ordinary Share ownership on their holders, but rather merely represent the right to acquire Ordinary Shares at a fixed price. In addition, following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. The Warrants will not be listed or quoted for trading on any market or exchange.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. Further, the Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to redeem such Warrants at a price described in such warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

You will experience immediate and substantial dilution in the net tangible book value per share of the Class A Ordinary Shares you purchase.

Because the public offering price per Class A Ordinary Share being offered is substantially lower than the net tangible book value per share of our Ordinary Shares, you will suffer immediate and substantial accretion in the net tangible book value of the Class A Ordinary Shares you purchase in the offering. Assuming a public offering price of $[●], you will experience an immediate accretion of approximately $[●] per Ordinary Share, with respect to the net tangible book value of our Ordinary Shares as of March 31, 2025. See “Dilution.”

We may use the proceeds of this offering in ways with which you may not agree.

Our management will have considerable discretion in deciding how to apply the proceeds of this offering. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase the price of our Class A Ordinary Shares, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our mission, goals, and strategies;

●	our future business development, financial condition, and results of operations;

●	the expected growth of our industry in the PRC and other relevant foreign countries;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding maintaining and strengthening our relationships with our customers and other stakeholders;

●	competition in our industry;

●	our proposed use of proceeds;

●	relevant government policies and regulations relating to our industry;

●	general economic and business conditions in China and globally; and

●	our dividend policy.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in the 2025 Annual Report. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability to take advantage of certain benefits associated with being a Cayman Islands exempted company:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

We have been informed by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. We have also been advised by Maples and Calder (Hong Kong) LLP that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

JT&N, our counsel as to PRC law, has advised us that there is uncertainty as to whether the competent PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

JT&N has further advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. The competent PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country or region where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether the competent PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for the competent PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, it will be difficult for U.S. shareholders to originate actions against us in mainland China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Class A Ordinary Shares, to establish a connection to China for the competent PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $[●] million, assuming the sales of all of the securities we are offering, after deducting the placement agent’s commissions, the non-accountable expense allowance, and estimated offering expenses payable by us and assuming no exercise of the Warrants. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We plan to use (i) approximately 40% of the net proceeds for strengthening branding and marketing to escalate our position in the industry in Europe and ASEAN, (ii) approximately 35% of the net proceeds for strategic acquisitions and collaborations, and (iii) approximately 25% of the net proceeds for other general corporate purposes, including working capital, operating expenses, and capital expenditures.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or any of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to pursue the business goals outlined in this prospectus.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profits, if any, or share premium amounts, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business immediately following the date on which the dividend is paid.

Current PRC laws and regulations permit our PRC subsidiary to pay dividends to CCSC Technology Group only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Our PRC subsidiary is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings. These reserve funds, however, may not be distributed as cash dividends.

The competent PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiary and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our direct wholly-owned subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our direct wholly-owned subsidiaries. Pursuant to the EIT Law and its implementation rules, any dividends paid by our PRC subsidiary to CCSC Technology Group will be subject to a withholding tax rate of 10% unless otherwise reduced to 5% by relevant tax authorities according to the Arrangement between mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, or other applicable laws. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our PRC subsidiary to our Hong Kong subsidiary, CCSC Technology Group. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. CCSC Technology Group, intends to apply for the tax resident certificate when CCSC Interconnect DG plans to declare and pay dividends to it. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of CCSC Interconnect DG, and dividends payable by CCSC Interconnect DG to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2025 Annual Report.

CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of March 31, 2025;

●	on a pro forma as-adjusted basis to give effect to (i) the issuance and sale of 14,000,000 Class A Ordinary Shares offered hereby, based on an assumed offering price of $[●] per share, assuming the sale of all of the Class A Ordinary Shares we are offering and excluding the Class A Ordinary Shares underlying the Warrants, and (ii) the application of the net proceeds after deducting placement agent commissions, the non-accountable expense allowance, and estimated offering expenses payable by us.

In addition, we currently have 5,000,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting, transfer, and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to fifty (50) votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.

You should read this capitalization table together with our consolidated financial statements and the related notes incorporated by reference into this prospectus and “Item 5. Operating and Financial Review and Prospects” in our 2025 Annual Report, and other financial information incorporated by reference into this prospectus.

	Actual	Pro Forma As-Adjusted(1)
	$	$
Shareholders’ Equity:
Class A Ordinary Shares, US$0.0005 par value, 495,000,000 Class A Ordinary Shares authorized; 6,581,250 shares outstanding (actual), 20,581,250 Class A Ordinary Shares outstanding (as adjusted)	$3,291	$10,291
Class B Ordinary Shares, par value of US$0.0005 per share; 5,000,000 shares authorized, 5,000,000 shares outstanding (actual), 5,000,000 Class B Ordinary Shares outstanding (as adjusted)	2,500	2,500
Additional paid-in capital	4,855,795	11,823,477
Statutory reserves	813,235	813,235
Retained earnings	7,081,318	7,081,318
Accumulated other comprehensive loss	(2,030,043)	(2,030,043)
Total Capitalization	$10,726,096	$17,700,778

(1)	The pro forma as-adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders’ equity, and total capitalization following the completion of this offering are subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or none of the securities offered hereby.

DILUTION

If you invest in the securities being offered in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Class A Ordinary Shares and our pro forma as-adjusted net tangible book value per Class A Ordinary Share immediately after this offering. Dilution results from the fact that the public offering price per Class A Ordinary Share is substantially in excess of the pro forma as-adjusted net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting, transfer, and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to fifty (50) votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.

Our net tangible book value as of March 31, 2025 was approximately US$10.64 million, or US$0.919 per Ordinary Share. Net tangible book value per Ordinary Share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of Ordinary Shares outstanding as of March 31, 2025. Dilution is determined by subtracting net tangible book value per Ordinary Share from the public offering price per Ordinary Share.

After giving effect to the issuance and sale of 14,000,000 Class A Ordinary Shares offered in this offering at an assumed public offering price of $[●] per share, after deducting the placement agent commissions, the non-accountable expense allowance and the estimated offering expenses payable by us and assuming the sale of all of the Class A Ordinary Shares we are offering and excluding the Class A Ordinary Shares underlying the Warrants, our pro forma as-adjusted net tangible book value as of March 31, 2025 would have been approximately $[●] million, or $[●] per outstanding Ordinary Share. This represents an immediate decrease in pro forma net tangible book value of $0.230 per Ordinary Share to the existing shareholders, and an immediate accretion in pro forma net tangible book value of $[●] per Ordinary Share to investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates such dilution:

Per Share Post-Offering (1)
Assumed public offering price per share	$	[●	]
Net tangible book value per Ordinary Share as of March 31, 2025	$	[●	]
Decrease in pro forma net tangible book value per Ordinary Share attributable to this offering	$	[●	]
Pro forma as-adjusted net tangible book value per Ordinary Share immediately after this offering	$	[●	]
Amount of accretion per share to new investors participating in this offering	$	[●	]

(1)	Assumes net proceeds of $[●] million from this offering of 14,000,000 Class A Ordinary Shares at an assumed public offering price of $[●] per share, calculated as follows: $[●] million gross offering proceeds, less placement agent commissions of $[●] million, and offering expenses of approximately $[●] million.

The number of our Ordinary Shares to be outstanding after this offering is based on 20,581,250 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares outstanding as of the date of this prospectus, and excludes any Class A Ordinary Shares underlying the Warrants. To the extent that these warrants have been or will be exercised, investors purchasing securities in this offering will experience further dilution.

A $0.10 increase in the assumed public offering price of $[●] per share would decrease our pro forma as-adjusted net tangible book value as of March 31, 2025 after this offering, assuming the sale of all of the Class A Ordinary Shares we are offering, by approximately $[●] per Ordinary Share, and would result in an accretion to new investors of approximately $[●] per Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent commissions, the non-accountable expense allowance, and offering expenses payable by us.

A $0.10 decrease in the assumed public offering price of $[●] per share would decrease our pro forma as-adjusted net tangible book value as of March 31, 2025 after this offering, assuming the sale of all of the Class A Ordinary Shares we are offering, by approximately $[●] per Class A Ordinary Share, and would result in an accretion to new investors of approximately $[●] per Class A Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent commissions, the non-accountable expense allowance, and offering expenses payable by us.

The pro forma as-adjusted information as discussed above is illustrative only. Our pro forma net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Class A Ordinary Shares and other terms of this offering determined at the pricing.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or any of the securities offered hereby.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

On October 19, 2021, CCSC Cayman, was incorporated in the Cayman Islands under the Cayman Islands Companies Act.

On October 19, 2021, the Company’s wholly-owned subsidiary, CCSC Group, was established as an investment holding company with limited liability under the laws of the BVI.

On December 31, 1992, CCSC Group incorporated its wholly-owned subsidiary, CCSC Technology Group, in Hong Kong, China. CCSC Technology Group was originally named “Leoco (H.K.) Limited”, and changed its name to the current one on July 23, 2021.

CCSC Group holds a wholly-owned subsidiaries in Serbia known as CCSC Technology Doo Beograd (“CCSC Technology Serbia”), which was incorporated on February 27, 2024 in Serbia.

CCSC Technology Group has three wholly-owned subsidiaries in Hong Kong, mainland China, and the Netherlands as follows:

●	CCSC Interconnect DG, a company incorporated on June 28, 1993 in Dongguan, China;

●	CCSC Interconnect HK, a company incorporated on July 3, 2007 in Hong Kong, China; and

●	CCSC Interconnect NL, a company incorporated on March 14, 2016 in the Netherlands.

Prior to the reorganization described below, CCSC Technology Group was controlled by several individual shareholders. A reorganization of the Company’s structure was completed on March 17, 2022. The reorganization involved the incorporation of the Company and CCSC Group and the transfer of the 100% shareholding interest of CCSC Technology Group from its individual shareholders to CCSC Group. As the result of the reorganization, CCSC Cayman became the ultimate holding company of CCSC Group, CCSC Technology Group and its subsidiaries.

Initial Publlic Offering in January 2024

The Class A Ordinary Shares of the Company commenced trading under the symbol “CCTG” on the Nasdaq Capital Market on January 18, 2024. On January 22, 2024, the Company closed its initial public offering (“IPO”) of 1,375,000 ordinary shares pursuant to certain registration statements on Form F-1 (File Nos.333-270741 and 333-276545). Revere Securities, LLC and R.F. Lafferty & Co., Inc. were the underwriters of the Company’s IPO. On February 8, 2024, the underwriters exercised their over-allotment option in full to purchase an additional 206,250 ordinary shares at the public offering price of US$4.00 per share. The closing for the sale of the over-allotment shares took place on February 8, 2024.

Variation of Share Capital in September 2024

At the AGM which was held on September 10, 2024, the shareholders of the Company adopted resolutions with respect to the variation of share capital for the following:

1.	Increase of Authorized Share Capital. The authorized share capital of the Company was increased from US$50,000 divided into 100,000,000 ordinary shares of a par value of US$0.0005 each to US$250,000 divided into 500,000,000 ordinary shares of a par value of US$0.0005 each, by the creation of 400,000,000 additional ordinary shares of a par value of US$0.0005 each; and

2.	Implementation of Dual-Class Share Structure

a.	5,000,000 ordinary shares of a par value of US$0.0005 held by CCSC Investment Limited were re-designated and reclassified as 5,000,000 Class B Ordinary Shares of a par value of US$0.0005 each, carrying the rights, preferences and privileges as set forth in the New M&A; and

b.	The remaining 495,000,000 issued and unissued ordinary shares of a par value of US$0.0005 each were re-designated and reclassified as Class A Ordinary Shares of a par value of US$0.0005 each, carrying the rights, preferences and privileges as set forth in the New M&A.

As of the date of this prospectus, an aggregate of 6,581,250 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are issued and outstanding.

Corporate Information

Our principal executive offices are located at 1301-03, 13/f Shatin Galleria, 18-24 Shan Mei St, Fotan, Shatin, Hong Kong. Our telephone number at this address is 00852-26870272. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the phone number of our registered office is +1 345 949 8066. Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is http://www.ccsc-interconnect.com. The information contained on our websites is not a part of our annual report. Our agent for service of process in the United States, Cogency Global Inc., is located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

For further information on our corporate history and structure, please read “Item 4. Information on The Company — A. History and Development of the Company” in our 2025 Annual Report, which are incorporated by reference into this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the years ended March 31, 2023, 2024, and 2025, please read “Item 5. Operating and Financial Review and Prospects” in our 2025 Annual Report, which is incorporated by reference into this prospectus.

BUSINESS

For a description of our business, please read “Item 4. Information on the Company — B. Business Overview” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

REGULATIONS

For major regulations that impact our business, please read “Item 4. Information on the Company — B. Business Overview — Regulations” in our 2025 Annual Report, which is incorporated by reference into this prospectus.

MANAGEMENT

For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our management since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus for:

●	each of our directors and executive officers;

●	our directors and executive officers as a group; and

●	each person known to us to own beneficially more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares or and Class B Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person is based on 6,581,250 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares outstanding as of the date of this prospectus. The percentage of beneficial ownership in the table below after this offering is based on 20,581,250 Class A Ordinary Shares assumed to be outstanding after the closing of this offering, after giving effect to the sale of all Class A Ordinary Shares offered hereby, assuming the number of Class A Ordinary Shares offered by us, as set forth on the cover of this prospectus, remains the same, and 5,000,000 Class B Ordinary Shares to be outstanding after this offering, excluding the number of shares underlying the Warrants.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares underlying options, warrants, or convertible securities, excluding Class B Ordinary Shares, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to this Offering				Ordinary Shares Beneficially Owned Immediately after this Offering (assuming all Class A Ordinary Shares are sold in this offering but excluding the exercise of Warrants)*
Directors And Executive Officers**:	Class A Ordinary Shares	Class B Ordinary Shares	Percentage of beneficial ownership (of total Class A and Class B Ordinary Shares) (%)	Percentage of total voting power before this offering (%)†	Class A Ordinary Shares	Class B Ordinary Shares	Percentage of beneficial ownership (of total Class A and Class B Ordinary Shares) (%)	Percentage of total voting power after this offering (%)†
Chi Sing Chiu(1)	3,292,770	5,000,000	71.61%	98.72%	3,292,770	5,000,000	32.42%	93.61%
Kung Lok Chiu	—	—	—	—	—	—	—	—
Kwok Kwan Chan(2)	44,619	—	0.39%	0.02%	44,619	—	0.17%	0.02%
Chee Hui Law(2)	40,439	—	0.35%	0.02%	40,439	—	0.16%	0.01%
Chi Man Chan (William)(2)	44,619	—	0.39%	0.02%	44,619	—	0.17%	0.02%
Sin Ting Chiu	—	—	—	—	—	—	—	—
Wai Chun Tsang			—	—	—	—	—	—
Tsz Fai Shiu	—	—	—	—	—	—	—	—
Kenneth Wang			—	—	—	—	—	—
Pak Keung Chan	—	—	—	—	—	—	—	—
Directors (including the director nominees) and Executive Officers as a group (persons):	3,422,447	5,000,000	72.74%	98.78%	3,422,447	5,000,000	32.92%	93.66%
Other Principal Shareholders (5% or more)***:
CCSC Investment Limited(1)	3,292,770	5,000,000	71.61%	98.72%	3,292,770	5,000,000	32.42%	93.61%

*	Based on the offering amount of 14,000,000 Class A Ordinary Shares.

**	Unless otherwise indicated, the business address of each of our directors and officers is 1301-03, 13/F Shatin Galleria, 18-24 Shan Mei St, Fotan, Shatin, Hong Kong.
***	The principal office of the 5% beneficial owner is located at 1301-03, 13/f Shatin Galleria, 18-24 Shan Mei St, Fotan, Shatin, Hong Kong.
†	For each person or group included in this column, the percentage of total voting power is voting power based on both Class A and Class B Ordinary Shares held by such person or group with respect to all issued and outstanding Class A and Class B Ordinary Shares as a single class. Each holder of our Class A Ordinary Shares is entitled to one vote per share. Each holder of our Class B Ordinary Shares is entitled to fifty (50) votes per share. Our Class B Ordinary Shares are convertible at any time by the holder into Class A Ordinary Shares on a one-for-one basis, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.
(1)	Represents 3,292,770 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares held by CCSC Investment Limited, a business company incorporated in the British Virgin Islands, which is owned as to 69.2% and controlled by Dr. Chi Sing Chiu. The registered address of CCSC Investment Limited is Kingston Chambers, Po Box 173, Road Town, Tortola, British Virgin Islands.
(2)	Represents 186,700 Class A Ordinary Shares held by Cyber Generations Investment, a business company incorporated in the British Virgin Islands, which is owned 23.89% by Kwok Kwan Chan, 21.66% by Chee Hui Law, and 23.89% by Chi Man Chan (William), respectively. The registered address of Cyber Generations Investment is Kingston Chambers, Po Box 173, Road Town, Tortola, British Virgin Islands.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Item 6. Directors, Senior Management and Employees — C. Board Practices — Employment Agreements and Indemnification Agreement” in our 2025 Annual Report.

Material Transactions with Related Parties

See “Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions” in our 2025 Annual Report.

As of the date of this prospectus, the amounts due to and from related parties were nil.

DESCRIPTION OF SHARE CAPITAL

Cayman Islands Exempted Company

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (Revised) of the Cayman Islands and the common law of the Cayman Islands.

Ordinary Shares

Our authorized share capital is US$250,000 divided into 495,000,000 Class A Ordinary Shares, par value $0.0005 per share, and 5,000,000 Class B Ordinary Shares, par value $0.0005 per share. Prior to this offering, we have an aggregate of 6,581,250 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding. All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Each holder of Class B Ordinary Shares is entitled to fifty (50) votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share.

Upon completion of this offering, there will be 20,581,250 Class A Ordinary Shares issued and outstanding assuming the sale of all the Class A Ordinary Shares being offered in this offering, and 5,000,000 Class B Ordinary Shares issued and outstanding, excluding shares underlying the Warrants. Class A Ordinary Shares sold in this offering will be delivered against payment upon the closing of the offering in New York, New York, on or about [●], 2025.

For further information on our share capital and the material provisions of our memorandum and articles of association, please read “Description of Securities” that is attached as Exhibit 2.6 to our 2025 Annual Report, which are incorporated by reference into this prospectus.

History of Share Issuances

The following is a summary of our share issuances during the last three years.

Upon incorporation, we issued an aggregate of 10,000 ordinary shares to certain investors on March 17, 2022, and on May 5, 2022, we issued a total of 9,980,000 ordinary shares to certain shareholders on a pro rata basis.

IPO in January 2024

The Class A Ordinary Shares of the Company commenced trading under the symbol “CCTG” on the Nasdaq Capital Market on January 18, 2024. On January 22, 2024, the Company closed its IPO of 1,375,000 ordinary shares pursuant to certain registration statements on Form F-1 (File Nos.333-270741 and 333-276545). Revere Securities, LLC and R.F. Lafferty & Co., Inc. were the underwriters of the Company’s IPO. On February 8, 2024, the underwriters exercised their over-allotment option in full to purchase an additional 206,250 ordinary shares at the public offering price of US$4.00 per share. The closing for the sale of the over-allotment shares took place on February 8, 2024.

Variation of Share Capital in September 2024

At the AGM which was held on September 10, 2024, the shareholders of the Company adopted resolutions with respect to the variation of share capital for the following:

1.	Increase of Authorized Share Capital. The authorized share capital of the Company was increased from US$50,000 divided into 100,000,000 ordinary shares of a par value of US$0.0005 each to US$250,000 divided into 500,000,000 ordinary shares of a par value of US$0.0005 each, by the creation of 400,000,000 additional ordinary shares of a par value of US$0.0005 each; and

2.	Implementation of Dual-Class Share Structure

a.	5,000,000 ordinary shares of a par value of US$0.0005 held by CCSC Investment Limited were re-designated and reclassified as 5,000,000 Class B Ordinary Shares of a par value of US$0.0005 each, carrying the rights, preferences and privileges as set forth in the New M&A; and

b.	The remaining 495,000,000 issued and unissued ordinary shares of a par value of US$0.0005 each were re-designated and reclassified as Class A Ordinary Shares of a par value of US$0.0005 each, carrying the rights, preferences and privileges as set forth in the New M&A.

As of the date of this prospectus, an aggregate of 6,581,250 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are issued and outstanding.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1% of the then outstanding ordinary shares of the same class, which will equal approximately 205,813 Class A Ordinary Shares immediately after this offering, assuming the sales of all of the Class A Ordinary Shares we are offering; and

●	the average weekly trading volume of our ordinary shares of the same class on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of our IPO may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-Up Agreements

See “Plan of Distribution — Lock-Up Agreements.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 42,000,000 Class A Ordinary Shares in the aggregate represented by (i) up to 14,000,000 Class A Ordinary Shares, and (ii) Warrants to purchase up to 28,000,000 Class A Ordinary Shares. We are also registering the Class A Ordinary Shares issuable from time to time upon exercise of the Warrants offered hereby.

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares and each other class of our securities which qualifies or limits our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Warrants

Duration and Exercise Price

Each Warrant offered hereby will have an initial exercise price equal to $[●] per share. The Warrants will be immediately exercisable and will expire on the 5th anniversary of the initial exercise date. The exercise price and number of Class A Ordinary Shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, subsequent rights offerings, and pro rata distributions.

In addition, with limited exceptions, if at any time while the Warrants are outstanding, we issue any Class A Ordinary Shares or securities entitling any person or entity to acquire Class A Ordinary Shares (upon conversion, exercise or otherwise), at an effective price per share less than the exercise price of the Warrants (a “Dilutive Issuance”), then the exercise price of the Warrants shall be reduced to the same price as the new investment, subject to a floor price of $[●], and the number of Class A Ordinary Shares underlying the Warrant shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the date of issuance.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) one trading day and (ii) the number of trading days comprising the standard settlement period following the date of exercise, payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder, upon notice to the Company and effective on the 61st day after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation.

Cashless Exercise

The Warrants may also be exercised, in whole or in part, at such time by means of “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Warrants, which generally provides for a number of Class A Ordinary Shares equal to (A)(1) the volume weighted average price on the trading day immediately preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day, or (2) the bid price of the Class A Ordinary Shares on the principal trading market as reported by Bloomberg as of the time of the holder’s execution of the notice of exercise if such notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter (including until two hours after the close of “regular trading hours” on a trading day), or (3) the volume weighted average price on the date of the notice of exercise, if the date of such notice of exercise is a trading day and the notice of exercise is both executed and delivered after the close of “regular trading hours” on such trading day, less (B) the exercise price, multiplied by (C) the number of Class A Ordinary Shares the Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional Class A Ordinary Shares will be issued upon the exercise of the Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system. The Class A Ordinary Shares issuable upon exercise of the Warrants are currently listed on the Nasdaq Capital Market under the symbol “CCTG.”

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of the underlying Class A Ordinary Shares, the holders of the Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization, or reclassification of our Class A Ordinary Shares, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Ordinary Shares or greater than 50% of the voting power of the Company’s common equity, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash, or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Additionally, in the event of a fundamental transaction, except where such transaction does not result in a change of control, we or any successor entity will, at the option of the holder of a Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Warrants. The consideration paid to the holder will be the same type or form of consideration that was offered and paid to the holders of Class A Ordinary Shares in connection with the fundamental transaction; provided that if no such consideration was offered or paid, the holders of Class A Ordinary Shares will be deemed to have received Class A Ordinary Shares of the successor entity in such fundamental transaction for purposes of this provision of the Warrants.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated August 6, 2025 (the “Placement Agency Agreement”), we have engaged Revere Securities LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of our securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the Placement Agency Agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

We will enter into a securities purchase agreement (the “Securities Purchase Agreement”) directly with each investor in connection with this offering and we may not sell the entire amount, or any amount, of securities offered pursuant to this prospectus. The form of the Securities Purchase Agreement is included as an exhibit to the registration statement of which this prospectus forms a part. We have agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

We will deliver to the investors the Class A Ordinary Shares and Warrants, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one closing of this offering, but may undertake one or more additional closings for the sale of additional securities to the investors in the initial closing. We expect to hold an initial closing on [●], 2025, but the offering will be terminated by [●], 2025, provided that the closing(s) of the offering for all of the securities have not occurred by such date, and may be extended by written agreement of the Company and the placement agent. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus. We expect initial delivery of up to 14,000,000 Class A Ordinary Shares and up to 28,000,000 Warrants being offered pursuant to this prospectus against payment in U.S. dollars will be made on or about [●], 2025.

Commissions and Expenses

The following table shows the total placement agent’s commissions we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

	Per Share and Accompanying Warrant			Total (assuming maximum offering)
Public offering price	$	[●	]	$	[●	]
Placement agent commissions	$	[●	]	$	[●	]
Proceeds, before expenses, to us	$	[●	]	$	[●	]

We have agreed to pay placement agent commissions equal to 4.0% of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for its non-accountable expenses equal to 1% of the gross proceeds raised in this offering, and out-of-pocket expenses, up to $[●].

We estimate the total expenses payable by us for this offering to the placement agent to be approximately $[●], which amount includes (i) a placement agent’s commissions of $[●], assuming the purchase of all of the securities we are offering; (ii) the placement agent’s non-accountable expense allowance in the amount of $[●] in connection with this offering; (iii) out-of-pocket expenses of approximately $[●] associated with the offering of our securities; and (iv) an advisory fee in connection with this offering of $[●].

Lock-Up Agreements

We agree that, subject to certain exceptions, we will not, without the prior written consent of the placement agent, during the 90 days after the closing of this offering:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our Company or any securities convertible into or exercisable or exchangeable for shares of our Company;

●	file or cause to be filed any registration statement with the SEC relating to the offering of any shares of our Company or any securities convertible into or exercisable or exchangeable for shares of our Company;

●	complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of our Company whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise

Listing

Our Class A Ordinary Shares began trading on the Nasdaq Capital Market under the ticker symbol “CCTG” on January 18, 2024. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not plan to list the Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Regulation

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide, various advisory, investment, and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any services.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the placement agent may be required to make for these liabilities.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement agent’s fees, expected to be incurred in connection with the offer and sale of our securities. Except for the SEC registration fee and the Financial Industry Regulatory Authority Inc. filing fee, all amounts are estimates.

SEC registration fee	$4,008
Financial Industry Regulatory Authority Inc. filing fee	4,427
Advisory fee	30,000
Legal fees and expenses	264,096
Accounting fees and expenses	20,000
Miscellaneous	94,787
Total	$417,318

We bear these expenses incurred in connection with the offer and sale of the securities by us.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law. Legal matters as to Hong Kong law will be passed upon for us by P. C. Woo & Co. Legal matters as to PRC law will be passed upon for us by Jincheng Tongda and Neal Law Firm. VCL Law LLP is acting as U.S. counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements for the fiscal year ended March 31, 2025, incorporated by reference into this prospectus from our 2025 Annual Report, have been so incorporated in reliance on the report of Enrome, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome is located at 143 Cecil St., #19-03/04 GB Building, Singapore 069542.

The consolidated financial statements for the fiscal years ended March 31, 2024 and 2023, incorporated by reference into this prospectus from our 2025 Annual Report, have been so incorporated in reliance on the report of MarcumAsia, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of MarcumAsia is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act with respect to the securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and the securities.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since March 31, 2025.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus our 2025 Annual Report filed with the SEC on July 17, 2025.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

CCSC Technology International Holdings Limited

1301-03, 13/f Shatin Galleria, 18-24 Shan Mei St

Fotan, Shatin, Hong Kong

00852-26870272

Attention: Chee Hui Law, Chief Financial Officer

Email: chlaw@ccsc-interconnect.com

You also may access the incorporated reports and other documents referenced above on our website at ir.ftzy.com.cn. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

CCSC Technology International Holdings Limited

Up to 14,000,000 Class A Ordinary Shares
Up to 28,000,000 Warrants
Up to 28,000,000 Class A Ordinary Shares underlying Warrants

Prospectus

Placement Agent

Revere Securities LLC

[*], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s, or officer’s duties, powers, authorities, or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending, or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to our registration statement on Form F-1 (File No. 270741), as amended, initially filed with the SEC on March 22, 2023, we agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Placement Agency Agreement, the form of which is filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding share capital issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

Upon incorporation, we issued an aggregate of 10,000 ordinary shares to certain investors on March 17, 2022, and on May 5, 2022, we issued a total of 9,980,000 ordinary shares to certain shareholders on a pro rata basis.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

EXHIBIT INDEX

Description
1.1*	Form of Placement Agency Agreement
3.1	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 1.1 of our Annual Report on Form 20-F for the year ended March 31, 2025 filed with the Securities and Exchange Commission on July 17, 2025)
4.1	Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 2.2 of our Annual Report on Form 20-F for the year ended March 31, 2025 filed with the Securities and Exchange Commission on July 17, 2025)
4.2*	Form of Warrant
5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A Ordinary Shares
5.2*	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of Warrants
10.1	Form of Employment Agreement by and between executive officers and the Registrant (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form F-1 (File No. 333-270741) initially filed with the Securities and Exchange Commission on March 22, 2023)
10.2	Form of Indemnification Agreement with the Registrant’s directors and officers (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (File No. 333-270741) initially filed with the Securities and Exchange Commission on March 22, 2023)
10.3	English translation of Contract on Leasing Plant and Dormitory in Qingxi Town, Dongguan, PRC, dated June 30, 2022 (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 (File No. 333-270741) initially filed with the Securities and Exchange Commission on March 22, 2023)
10.4	English Translation of Lease Agreement between Japhet De Jong Holding B.V. and Leoco Europe B.V., dated March 22, 2016 (incorporated by reference to Exhibit 4.4 of our Annual Report on Form 20-F for the year ended March 31, 2025 filed with the Securities and Exchange Commission on July 17, 2025)
10.5	Commercial Tenancy Agreement between CCSC Technology Group Limited and Sino Real Estate Agency Limited, dated November 23, 2023 (incorporated by reference to Exhibit 4.5 of our Annual Report on Form 20-F for the year ended March 31, 2025 filed with the Securities and Exchange Commission on July 17, 2025)
10.6	English Translation of Equipment Lease Agreement between Dongguan Chengchuang Huliang Electronic Technology Co., Ltd. and Dongguan Taide Automation Technology Co., Ltd., dated November 6, 2023 (incorporated by reference to Exhibit 4.6 of our Annual Report on Form 20-F for the year ended March 31, 2025 filed with the Securities and Exchange Commission on July 17, 2025)
10.7	English Translation of Equipment Lease Agreement between Dongguan Chengchuang Huliang Electronic Technology Co., Ltd. and Shenzhen Qiuyi Technology Co., Ltd., dated November 7, 2023 (incorporated by reference to Exhibit 4.7 of our Annual Report on Form 20-F for the year ended March 31, 2025 filed with the Securities and Exchange Commission on July 17, 2025)
10.8	Equipment Purchase and Sale Agreement between CCSC Interconnect Technology Limited and Jingna Trading Co., Limited, dated November 15, 2023 (incorporated by reference to Exhibit 4.8 of our Annual Report on Form 20-F for the year ended March 31, 2025 filed with the Securities and Exchange Commission on July 17, 2025)
10.9	Equipment Purchase Agreement between CCSC Interconnect Technology Limited and WSYQR Limited, dated November 26, 2023 (incorporated by reference to Exhibit 4.9 of our Annual Report on Form 20-F for the year ended March 31, 2025 filed with the Securities and Exchange Commission on July 17, 2025)
10.10*	Form of Securities Purchase Agreement
21.1	Principal Subsidiaries and Consolidated Affiliated Entities (incorporated by reference to Exhibit 21.1 of our Registration Statement on Form F-1 (File No. 333-270741) initially filed with the Securities and Exchange Commission on March 22, 2023)
23.1*	Consent of Enrome LLP
23.2*	Consent of Marcum Asia CPAs LLP
23.3*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.4*	Consent of Jincheng Tongda and Neal Law Firm
23.5*	Consent of P. C. Woo & Co.
23.6*	Consent of Hunter Taubman Fischer & Li (included in Exhibit 5.2)
24.1*	Powers of Attorney
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 of our Registration Statement on Form F-1 (File No. 333-270741) initially filed with the Securities and Exchange Commission on March 22, 2023)
99.2	Insider Trading Policy (incorporated by reference to Exhibit 11.2 of our Annual Report on Form 20-F for the year ended March 31, 2024 filed with the Securities and Exchange Commission on July 22, 2024)
99.3	Compensation Recovery Policy (incorporated by reference to Exhibit 97.1 of our Annual Report on Form 20-F for the year ended March 31, 2024 filed with the Securities and Exchange Commission on July 22, 2024)
107*	Filing Fee Table

*	Previously filed

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes that:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the issuer is relying on Rule 430B:

(A)	each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, People’s Republic of China, on September 5, 2025.

CCSC Technology International Holdings Limited

By:	/s/ Kung Lok Chiu
Kung Lok Chiu
Chief Executive Officer and Director (Principal Executive Officer)

Signature		Title	Date

/s/ Kung Lok Chiu		Chief Executive Officer and Director	September 5, 2025
Name:	Kung Lok Chiu	(Principal Executive Officer)

/s/ Chee Hui Law		Chief Financial Officer	September 5, 2025
Name:	Chee Hui Law	(Principal Accounting and Financial Officer)

/s/ Chi Sing Chiu		Director and Chairman of the Board of Directors	September 5, 2025
Name:	Chi Sing Chiu

/s/ Sin Ting Chiu		Director	September 5, 2025
Name:	Sin Ting Chiu

/s/ Wai Chun Tsang		Independent Director	September 5, 2025
Name:	Wai Chun Tsang

/s/ Tsz Fai Shiu		Independent Director	September 5, 2025
Name:	Tsz Fai Shiu

/s/ Kenneth Wang		Independent Director	September 5, 2025
Name:	Kenneth Wang

/s/ Pak Keung Chan		Independent Director	September 5, 2025
Name:	Pak Keung Chan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of CCSC Technology International Holdings Limited, has signed this registration statement or amendment thereto in New York, NY on September 5, 2025.

Cogency Global Inc.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.